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                                                                    EXHIBIT A

                            CERTIFICATE OF MERGER

                                     OF

                               3COM CORPORATION
                          (A CALIFORNIA CORPORATION)

                                    INTO

                         3COM (DELAWARE) CORPORATION.
                           (A DELAWARE CORPORATION)

                      (UNDER SECTION 252 OF THE GENERAL
                   CORPORATION LAW OF THE STATE OF DELAWARE)


               The undersigned corporation, a Delaware corporation, does hereby certify:

     First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

               Name                                   State of Incorporation
     ----------------------------                -------------------------------

     3Com Corporation                                     California
     3Com (Delaware) Corporation                          Delaware

     Second: That an Agreement and Plan of Merger and Reincorporation dated as of March 14, 1997 by and between 3Com Corporation and 3Com (Delaware) Corporation has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of
Section 252 of the General Corporation Law of the State of Delaware.

     Third: That the name of the surviving corporation of the merger is 3Com (Delaware) Corporation, a Delaware corporation (the "Surviving Corporation").

     Fourth: That the Certificate of Incorporation of 3Com (Delaware) Corporation in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and that the Certificate of Incorporation is hereby amended to read in full as follows:

     "FIRST: The name of the Corporation is 3Com Corporation (hereinafter sometimes referred to as the "Corporation").


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     SECOND:     The address of the registered office of the Corporation
     in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of Newcastle. The name of the registered agent at that address is Corporation Service Company.

     THIRD:      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     FOURTH:

          A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion Shares (1,000,000,000) consisting of:

                 1. Nine Hundred Ninety Million (990,000,000) shares of Common Stock, par value one cent ($.01) per share (the "Common Stock"); and

                 2. Ten Million (10,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock").

          B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware, from time to time to determine the designation of any series, to fix the number of shares of any series, to determine or alter the rights, preferences, privileges and powers granted to any wholly unissued series of Preferred Stock and any qualifications, limitations or restrictions imposed thereon, and, within the limits of restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

     FIFTH:     The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

          B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.


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          C.    Any action required or permitted to be taken by the
     stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

          D. Special meetings of stockholders of the Corporation may be called only by either the Board of Directors, the Chairman of the Board of Directors or the President.

     SIXTH:

          A. The number of directors shall initially be eleven (11) and thereafter shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). As of the effective time of the merger of 3Com Corporation, a California corporation, with and into the Corporation (the "Effective Time") the directors shall be divided into two classes with the term of office of the first class to expire at the first annual meeting of the stockholders following the Effective Time and the term of office of the second class to expire at the second annual meeting of stockholders held following the Effective Time, and thereafter for each such term to expire at each second succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

          C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any duly called annual or special meeting, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

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     SEVENTH:   The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     EIGHTH:    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

     Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     NINTH:     The Corporation reserves the right to amend or repeal any
     provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; PROVIDED, HOWEVER, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article FIFTH, Article SIXTH, Article SEVENTH or Article EIGHTH."

     Fifth: That the Bylaws, as amended, of 3Com (Delaware) Corporation as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.


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     Sixth:  That the directors (including their respective denomination as
Class I or Class II directors) and officers of 3Com Corporation immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, until their respective successors are duly elected or appointed.

     Seventh: That the executed Agreement and Plan of Merger and Reincorporation is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 5400 Bayfront Plaza, Santa Clara, California 95052.

     Eighth: That a copy of the Agreement and Plan of Merger and Reincorporation will be furnished by the Surviving Corporation upon request and without charge to any stockholder of any constituent corporation.

     Ninth: The authorized capital Stock of 3Com Corporation is 400,000,000 shares of Common Stock, $0.01 par value, and 3,000,000 shares of Preferred Stock, without par value.

     Tenth: That this Certificate of Merger shall be effective on June 12, 1997 at 5:00 p.m. (Eastern Time). IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed by its President and attested by its Secretary this 11th day of June, 1997.

                                                3COM (DELAWARE) CORPORATION
                                                (a Delaware corporation)


                                                By:      Mark D. Michael
                                                   ----------------------------
                                                    Mark D. Michael, President


Dated: June 11, 1997

ATTESTED TO BY:


      Mark D. Michael
------------------------------
Mark D. Michael, Secretary


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                           CORRECTED CERTIFICATE OF MERGER

                                         OF

                                  3COM CORPORATION

The undersigned hereby certifies:

1.   The name of the corporation is 3Com Corporation.

2. The corporation was incorporated in the State of Delaware on March 10, 1997.

3. The Certificate of Merger which was filed in the Office of the Delaware Secretary of State on June 12, 1997 requires correction as permitted by
Section 103 of the Delaware General Corporation Law, in that the restated Certificate of Incorporation as set forth therein failed to include Articles SECOND, THIRD, and FIFTH through NINTH.

4.   The document in corrected form is attached hereto as Exhibit A.

IN WITNESS WHEREOF, the undersigned has executed this Corrected Certificate of Merger this 24th day of March, 1999.


                                                    /s/ Mark D. Michael
                                                 ------------------------------
                                                 Mark D. Michael, Secretary

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                               STATE OF DELAWARE

                                                                       PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF CORRECTED CERTIFICATE OF MERGER OF "3COM CORPORATION", FILED IN THIS OFFICE ON THE TWENTY-SIXTH DAY OF MARCH, A.D. 1999, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.







                                   [SEAL]      /s/ Edward J. Freel
                                           ------------------------------------
                                           EDWARD J. FREEL, SECRETARY OF STATE

                                           AUTHENTICATION:    9654630

                                                     DATE:    03-26-99